EXHIBIT 10.41

EMPLOYMENT AGREEMENT

THE UNDERSIGNED:

1. LOGICSOFT HOLDING BV, a closed company with limited liability under the laws of the Netherlands, with its corporate seat in Amsterdam, hereinafter referred to as: "EMPLOYER";

and

2. MR FRANS H.M. VAN DER HELM, residing in the Netherlands at De Wickelaan 35, 2265 DG Leidschendam, hereinafter referred to as: "EMPLOYEE";

TAKING INTO CONSIDERATION THAT:

a. Since January 21, 1991, Employee is employed by Logicsoft Europe B.V., a subsidiary of Employer, originally in the function of Office Manager and most recently in the function of Deputy Director.

b. Employer intends to appoint Employee as its Vice President and Chief Operating Officer for the Netherlands, France, the United Kingdom and Italy, as a consequence of which Employee shall leave the employment of Logicsoft Europe B.V. as of December 14, 1998, and enter into the Employment of Employer as of the same day.

c. Employer and Employee want to formalise their contractual relationship in this employment agreement.

HAVE AGREED AS FOLLOWS:

1.   TASKS AND DUTIES

1.1. Employer hereby employs Employee as Vice President and Chief Operating Officer of Employer for The Netherlands, France, the United Kingdom and Italy. Employee


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     hereby accepts such employment,  upon the terms and conditions as set forth in this agreement.

1.2 Employee agrees to devote his best efforts, attention and abilities to the business and the affairs of Employer. Employee shall, at all times, observe the best interests of Employer and its affiliates.

1.3 Except with the express prior written consent of the Board of Directors of Employer, Employee shall not undertake any other paid or unpaid duties or activities for or on behalf of third parties, or perform these duties or activities on his own behalf.

2.   DURATION OF THE AGREEMENT AND TERMINATION

2.1. This agreement shall be in force for a period of two years. The effective date of this agreement is December 14, 1998. During the course of this agreement, both Employer and Employee may terminate this agreement at four months' written notice against the end of any calendar month.

2.2 Not later than September 14, 2000, Employer and Employee will discuss the possibilities and conditions of an extension of the employment relationship after December 14, 2000.

2.3 Employee is entitled to a severance payment of 50% of the gross salary per year mentioned in article 3.1, if (a) Employer terminates this agreement during its course or against the end of the period mentioned in article 2.1, unless such termination takes place for an "urgent reason" in the sense of article 7:677 Dutch Civil Code; or (b) Employer substantially changes the tasks and duties of Employee, as a consequence of which relationship Employee wishes to terminate the employment relationship.

3.   SALARY

3.1. The gross salary per year to which Employee shall be entitled is the equivalent in Dutch guilders of U.S. $ 160.000,-, to be accounted on the basis of the exchange rate on the date of this agreement. The salary will be paid in 12 equal parts at the end of each


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     calender month.


3.2  Employee is not entitled to a holiday allowance.

3.3 The salary as mentioned in article 3.1 includes expenses concerning the leasing and maintenance of a car. Employer is willing to pay part of the salary mentioned in article 3.1 in the form of fixed cost reimbursements and contributions to pension arrangements, in as far as this is permissible under applicable (tax) law.

3.4  Without  prejudice  to the  second  sentence  of  article  3.3,  the salary
     payments   mentioned   in  3.1  shall  be  subject   to  normal   statutory
     withholdings, such as tax and social security premiums.

3.5 The payments mentioned in this article, shall be made to a Dutch bank or giroaccount to be indicated by Employee.

4.   BONUS

4.1. Employee is entitled to a yearly bonus of U.S. $ 20.000,- if he realizes the income from operations target of that year. The income from operations target of every year shall be set by Employer after consultation with Employee before the beginning of each respective year. Employee is entitled to a bonus of U.S. $ 40.000,- if the income from operations target of that year is exceeded by at least 30%.

4.2. The bonus referred to in article 4.1 shall be paid by Employer to Employee within 6 weeks after the annual accounts of Employer will be adopted (and - in as far as necessary - approved) by the competent bodies of Employer.

4.3. Employee is not entitled to a bonus as referred to in article 4.1 in a year in which he was ill during a (computed) period of four months or in which he was suspended for any period or unable to perform his duties as a result of disablement.

5.   EXPENSES




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5.1  Any reasonable expenses properly incurred by Employee in the performance of his function - including costs for fuel for the car - in as far as not covered by any fixed monthly reimbursement, shall be reimbursed by Employer, in accordance with the standard procedure within the organization of Employer. An account of such expenses, accompanied by supporting receipts and other appropriate evidence, shall be rendered by Employee to Employer from time to time.

6.   WORKING HOURS OVERTIME

6.1 Employee shall put in such overtime, without being entitled to any additional payments (in money or in free time), as may be reasonably required from him in order to properly carry out his obligations under the agreement.

7.   HOLIDAYS

7.1 Employee shall be entitled to 24 holidays a year. He is entitled to enjoy holidays after consultation and permission of the chairman of the Board of Directors of Employer.

7.2  Employee shall not be entitled to short time ("arbeidstijdverkorting") .

8.   ILLNESS OR DISABILITY

8.1 In case of illness or disability of Employee, Employer is obliged to pay 100% of the gross salary as referred to article 3.1 during the first 52 weeks of illness or disability. The above applies, however, only if and to the extent that pursuant to the requirements of article 7:629 section 3 up to and including 7, and section 9, of the Dutch Civil Code, Employer is under the obligation to pay in accordance with article 7:629 section 1 Dutch Civil Code.

9.   INSURANCE

9.1. Employee will participate in the collective insurance policy concluded by Logicsoft Europe B.V. with regard to loss of income as a result of disablement (WAO-





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     gatverzekering).

10.  CONFIDENTIALITY AND DELIVERY OF DOCUMENTS

10.1 Employee shall not at any time, whether during or after the termination of this employment agreement, except at the express request or with the prior written consent of Employer, use, disclose or permit others to disclose to any person, firm, partnership, company or third party any information related to the business of Employer, any company of the group to which Employer belongs, or any other details relating thereto, which he knows, or reasonably can assume to be secret or confidential unless and to the extent disclosure is necessary for the adequate performance of Employee's duties under applicable law.

10.2 Employee shall treat all items of the employer, such as books, documents, computer floppy disks, other information carriers, resolutions, drawings, reports and notes as property of Employer, and he shall keep such materials and documents, as well as copies thereof, as much as reasonable possible locked away. Employee shall not use any item in another way, or keep any item any longer, than necessary for the adequate performance of his duties. Employee shall upon request, at any time, and without request at the moment of termination of this agreement, and at the moment upon which he is suspended for any period or unable to work as a consequence of illness for a period longer than two months, deliver all items to Employer.

10.3 To the extent the information as mentioned in this article, is put in a computer system of Employee or in another way is put in a form which Employee does not have to deliver to Employer according to article 9.2, Employee shall not keep such information any longer than necessary for the adequate performance of his duties. Employee shall upon request, at any time, delete and destroy such information and confirm in writing to Employer that he has deleted and destroyed the same.

11.  GIFTS

11.1 Employee is in the performance of his duties not allowed to accept or to bargain for any direct or indirect gifts however defined without the prior written consent of Employer.




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11.2 Article 11.1 is not applicable to customary non valuable promotional gifts.

12.  NON-COMPETITION

12.1 Without prejudice to the Share Purchase Agreement of September 30, 1997 (the "SHARE PURCHASE Agreement") between Programmers' Paradise, Inc. and - among others - Employee, Employee shall, both throughout the duration of this agreement and for a period of one year after this agreement has terminated, not alone or jointly, directly or indirectly:

     (a) engage in and or be concerned with activities which are similar or in any way whatsoever competitive with the activities or the products of Employer, Programmer's Paradise Inc. ("PPI") or any of their subsidiaries or affiliated companies or seek to obtain orders from or do business with customers relating to software or the distribution thereof. (For the purpose of this clause "customers" shall mean: companies or persons that purchase any goods or services from Employer, PPI or any of their subsidiaries or affiliated companies or have done so at any time during the period of one year prior to the termination of this agreement);

     (b) canvass or solicit orders for software or other goods of similar type to those being manufactured or dealt in or for services similar to those being provided by any of Employer, PPI or affiliated companies from any person who is at the termination of this agreement or has been at any time within one year prior thereto a supplier or customer of any of Employer, PPI or any of their subsidiaries or affiliated companies;

     (c) engage, employ, solicit or contact with a view to hiring or engaging employees of Employer, PPI or any of their subsidiaries or affiliated companies (For the purpose of this clause "employees" shall mean: persons employed by Employer, PPI or any of their subsidiaries or affiliated companies or persons whose employment with Employer, PPI or any of their subsidiaries or affiliated companies ended less than a year before the termination of this agreement);




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12.2 The  restrictions  in this  article 12 shall not  prohibit the Employee for seeking to obtain orders from or do business with customers of Employer, PPI, and/or their subsidiaries or affiliated companies after termination of this agreement, so long as not including or concerned with any software or software products and provided that PPI shall give its prior written consent, which consent shall not unreasonably be withheld with respect to such items or business that are not software or software products (it being understood that such prohibition shall include and such consent feature shall not be applicable to orders or business including software or software products).

12.3 The obligations pursuant to this article apply solely to any work activities or involvement of the Employee within the countries in Western Europe (including Italy) where Employer, PPI or any of their subsidiaries or affiliated companies are active or on the date hereof any of them reasonably contemplate to be active.

12.4 For purposes hereof, each of the following shall be deemed competitive with the activities of Employer, PPI or their subsidiaries or affiliated companies (1) the sale or distribution of software and/or related documentation in any and all languages, platforms, versions or releases, and in any and all media and advertising and promotional services in each case through catalogues and other direct mail publications, web site, Internet, Intranet and other on-line or electronic communications or distribution, and corporate reseller and wholesale operations, in-bound and out-bound telemarketing or otherwise, (2) software consulting, systems integration, software implementation and help desk services, (3) electronic commerce related to software and (4) license management and tracking.

     12.5 The Employee acknowledges that the provisions of this article are not more extensive than is reasonable to protect Employer, PPI and/or their subsidiaries or affiliated companies.

13.  PENALTY

13.1 Should Employee not observe any of the obligations as mentioned in article 10 and /or 11 and/or 12 , Employer shall, without prior written notice or court action being required, be entitled to an immediately payable penalty of NLG 25,000 for every





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     breach,  to be increased by NLG 5,000 for every day such breach  continues, without prejudice to any other rights or claims Employer shall have, including the right to claim fulfilment of the obligations laid down in article 10 and/or 11 and/or 12 by Employee in the future. Employer has the right to claim full costs and damages instead of these penalties. The
     parties  hereto  acknowledge  that  the  above-mentioned   penalty  amounts
     represent a genuine and reasonable pre-estimate of the minimum damage likely to be suffered by the Company or its subsidiaries or affiliated companies if the Employee breaches any of its duties pursuant to article 10, 11 and 12.

13.2 In the event that there is breach of the duties of the Employee pursuant to article 10 or 12 of this agreement, any penalties for such breach may, to avoid collecting double penalties, only be collected either under the Share Purchase Agreement or under this agreement.

13.3 Each of the restrictions in article 10, 11 and 12 shall be enforceable by Employer independently.

14.  APPLICABLE LAW

14.1 This agreement is governed by the laws of The Netherlands.

15.  PRECEDING AGREEMENTS AND MODIFICATIONS

15.1 This agreement supersedes the employment agreement of December 14, 1990 (including the addendum of September 30, 1997), and other possible modifications and employment agreements between on the one hand Employer, PPI, their subsidiaries and affiliates and on the other hand Employee.

This agreement is signed in twofold on                                      1998



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Logicsoft Holding B.V.                                    F.H.M. van der Helm

by:

function: